UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 12, 2006

Date of Report (date of earliest event reported)

Modern Technology Corp

(Exact name of Registrant as specified in its charter)

Nevada	002-80891	11-2620387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1420 N. Lamar Blvd., Oxford MS, 38655
(Address of principal executive offices)

(662) 236-5928
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.02 Resignation of Directors or Executive Officers; Election of Directors; Appointment of Officers

On June 12, 2006 Mr. Robert Church resigned as Chief Financial Officer and Director of Modern Technology Corp.

Mr. Anthony Welch will serve as the company's Chief Financial Officer and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modern Technology Corp
Date: June 12, 2006
	By:	/s/ Anthony K. Welch
Anthony K. Welch Chairman of the Board Chief Executive Officer